Exhibit 10.9

Amendment No. 1 to Share Exchange Agreement

This Amendment No. 1 to Share Exchange Agreement (this “Amendment No. 1”) is dated as of the 19th day of June, 2007 by and among Pacific Copper Corp., a Delaware corporation (the “Company”); David Hackman (“Hackman”) for a Peruvian corporation to be formed by Hackman (“Peru Co.”); and the persons executing this Amendment in their capacity as shareholders of Peru Co. (the “Shareholders”).

RECITALS

WHEREAS, the Company, Hackman, Peru Co. and the Shareholders (collectively the “Parties”) entered into a Share Exchange Agreement dated as of April 11, 2007 (the “Original Agreement”);

WHEREAS, as just prior to the closing of the Original Agreement, the Shareholders will own of record and beneficially all of the issued and outstanding shares of the capital stock of Peru Co. (the “Peru Co. Shares”), as set out in the Original Agreement;

WHEREAS, pursuant to the Original Agreement the Shareholders agreed to sell to the Company, and the Company agreed to purchase from the Shareholders, the Peru Co. Shares;

WHEREAS, pursuant to the Original Agreement the Shareholders agreed to receive an aggregate of 4,850,000 shares of the Company’s common stock in exchange for the shares of Peru Co. (the “Exchange Shares”);

WHEREAS, the parties have agreed to extend the time for closing.

NOW, THEREFORE, for the mutual promises and undertakings contained herein, and for other good and valuable consideration, the Parties hereby amend the Original Agreement as follows:

1.	Section 1.7 shall be amended to change the number of day after execution of the Original Agreement for closing from 60 days to 120 days.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents. The Company shall be responsible to provide each party to the Agreement, a fully executed copy once all signatures have been received.

IN WITNESS WHEREOF, the parties have executed this Amendment, as of the date first written above.

PACIFIC COPPER CORP.

By:	/s/ Stafford Kelley
Stafford Kelley
Corporate Secretary

PERU CO. (to be incorporated)

By:	/s/ David B Hackman
David B. Hackman

THE SHAREHOLDERS

/s/ David B. Hackman
David B. Hackman

/s/ Donald LeRoy Stiles
Donald LeRoy Stiles